General Steel Reports Fourth Quarter and Full-Year 2013 Financial Results

Quarterly Operating Margin of 1.7%

Full-Year Operating Income of $34.4 Million

Company to File 2013 Annual Report after Market Closes on March 27, 2014

BEIJING – March 27, 2014 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-controlled steel producer in China, today announced its financial results for the fourth quarter and full year ended December 31, 2013. The Company will file its Annual Report on Form 10-K for the year ended December 31, 2013 with the United States Securities and Exchange Commission following market close on Thursday, March 27, 2014.

“We are encouraged that we were able to deliver nearly $50 million year-over-year improvement in net income for the fourth quarter, despite a very challenging market environment” said Henry Yu, Chairman and Chief Executive Officer of General Steel. “During the fourth quarter, the average selling price of rebar decreased, while the cost of iron ore increased from a quarter ago, and as a result, our gross margin was depressed. Facing this difficult market, we proactively scaled back production and took time in December to conduct a comprehensive equipment maintenance and upgrade, as we anticipate the market will noticeably improve in 2014.”

“We believe China’s steel industry is entering a new era, as the government is determined to shut down inefficient factories in order to reduce pollution and balance supply. As the sole qualified steel maker elected by the MIIT in our local market in Shaanxi province1, we are confident that we will not only survive in this new era but also thrive in the eventual improved market environment. We will continue to harvest lower production costs from our newly built continuous-rolling production lines, as well as lower operating costs from our comprehensive benchmarking programs. As such, despite the market difficulties over the past couple of years, I remain very positive due to General Steel’s many operational accomplishments during this period, and I’m optimistic that as the overall industry and market environment improves, we are firmly positioned to convert those operational improvements into healthier financial results.” Mr. Yu concluded.

John Chen, Chief Financial Officer of General Steel, commented, “We are glad that we were able to earn positive EBITDA for the full year 2013. We made great strides in controlling operating expenses, lowering finance expenses and enhancing funding flexibility. We believe we have considerably strengthened our financial foundation, and are well positioned for the industry’s new era.”

1 The Ministry of Industry and Information Technology of China (the “MIIT”) issued two batches of List of Enterprises Fulfilling the Iron and Steel Industry Specification in April 2013 and January 2014, respectively. For more details, please refer to the press release “General Steel Included into China's Qualified Steel Maker List” issued by the Company on January 8, 2014.

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Fourth Quarter 2013 Financial Information

•	Sales decreased by 24.2% year-over-year to $548.7 million, from $723.4 million in the fourth quarter of 2012.
•	Sales volume decreased by 19.0% year-over-year to approximately 1.2 million metric tons, compared with 1.4 million metric tons in the fourth quarter of 2012.
•	Gross loss was $(32.7) million, compared with a gross profit of $12.0 million in the fourth quarter of 2012.
•	Operating income was $9.2 million, compared with an operating loss of $(54.0) million in the fourth quarter of 2012.
•	Net loss attributable to the Company was approximately $(102,000), or $(0.002) per diluted share, compared with a net loss of $(49.9) million, or $(0.91) per diluted share in the fourth quarter of 2012.
•	As of December 31, 2013, the Company had cash and restricted cash of $431.3 million.

Full Year 2013 Financial Information

•	Sales decreased by 14.0% year-over-year to $2.5 billion, from $2.9 billion in 2012.
•	Sales volume decreased by 4.4% year-over-year to approximately 5.1 million metric tons, compared with 5.3 million metric tons in 2012.
•	Gross loss was $(55.9) million, compared with a gross profit of $32.1 million in 2012.
•	Operating income was $34.4 million, compared with an operating loss of $(95.5) million in 2012.
•	Net loss attributable to the Company narrowed to $(33.0) million, or $(0.60) per diluted share, compared with $(152.7) million, or $(2.78) per diluted share in 2012.

Fourth Quarter 2013 Financial and Operating Results

Total Sales

Total sales for the fourth quarter of 2013 decreased by 24.2% year-over-year to $548.7 million, compared with $723.4 million in the fourth quarter of 2012. The year-over-year revenue decreases were due to a scale back of production for equipment maintenance and upgrade, and a decrease in average selling price of rebar.

•	Total sales volume in the fourth quarter of 2013 was 1.2 million metric tons, a decrease of 19.0% compared with 1.4 million metric tons in the fourth quarter of 2012.
•	The average selling price of rebar at Longmen Joint Venture decreased 12.6% to approximately $474.3 per metric ton in the fourth quarter of 2013 from approximately $542.6 per metric ton in the same period of 2012.

Gross Profit

Gross loss for the fourth quarter of 2014 was $(32.7) million, compared with a gross profit of $12.0 million in the fourth quarter of 2012. The gross loss was mainly due to a lower average selling price for rebar, combined with higher iron ore cost and higher fixed cost per unit associated with a decreased production volume.

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Operating Expenses and Operating Income

Selling, general and administrative expenses for the fourth quarter of 2013 decreased 43.1% to $24.8 million, compared to $43.5 million in the fourth quarter of 2012. General and administrative expenses decreased by 47.4% to $15.2 million, compared with $32.1 million in the same period of 2012. The significant decrease in general and administrative expense was mainly due to the impairment charge of $20.2 million during the fourth quarter of 2012, while no additional impairment was charged in 2013, partially offset by a $2.8 million increase in bad debt expenses compared with the same period of last year. Selling expenses decreased 8.3% to $9.5 million, compared to $11.4 million in the same period of 2012. The decrease in selling expense was primarily attributable to the decrease in sales volume and rail transport expense along with it in the fourth quarter of 2013 as compared to the same period in 2012.

The Company recognized other operating income of $66.7 million due to a change in the fair value of profit sharing liability during the fourth quarter of 2013, compared with a loss of $22.5 million recognized in the same period of last year, which reflects a change in the estimated fair value of the Company’s profit sharing liability.

Correspondingly, income from operations for the fourth quarter of 2013 was $9.2 million, compared with a loss from operations of $(54.0) million in the fourth quarter of 2012.

Finance Expense

Finance and interest expense in the fourth quarter of 2013 decreased by 29.0% or $4.3 million from $14.8 million to $10.5 million, mainly attributable to meaningful savings from a reduction of early redemptions of bank notes receivables, and higher utilization of vendor financings during the fourth quarter in 2013.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the fourth quarter of 2013 was approximately $(102,000), or $(0.002) per diluted share, based on 55.6 million weighted average shares outstanding. This compares to a net loss of $(49.9) million, or $(0.91) per diluted share, based on 54.9 million weighted average shares outstanding in the fourth quarter of 2012.

Full Year 2013 Financial and Operating Results

Total Sales

Total sales for the year 2013 decreased 14.0% year-over-year to $2.5 billion, compared with $2.9 billion in 2012. The year-over-year revenue decreases were due to a decrease in both average selling price and sales volume.

•	Total sales volume in 2013 was 5.1 million metric tons, a decrease of 4.4% compared with 5.3 million metric tons in 2012.
•	The average selling price of rebar at Longmen Joint Venture decreased 12.5% to approximately $490.7 per metric ton in 2013 from approximately $560.6 per metric ton in 2012.

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Gross Profit

Due to a steeper decrease in average selling price in the year of 2013, gross loss for 2013 was $(55.9) million, compared with a gross profit of $32.1 million in 2012.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the year of 2013 decreased 19.8% to $84.2 million, compared to $105.1 million in 2012. General and administrative expenses decreased 23.8% to $50.1 million, compared with $65.8 million in 2012. Selling expenses decreased 13.2% to $34.1 million, compared to $39.3 million.

The Company recognized other operating income of $174.6 million due to a change in the fair value of profit sharing liability during the year of 2013, compared with a loss of $(22.5) million recognized for 2012.

Correspondingly, income from operations for the year of 2013 was $34.4 million, compared with a loss from operations of $(95.5) million in 2012.

Finance Expense

Finance and interest expense in 2013 was $91.9 million, of which, $20.8 million was the non-cash interest expense on capital lease as compared with $20.6 million in 2012, and $71.1 million was the interest expense on bank loans and discounted note receivables, as compared with $133.1 million in 2012.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the year of 2013 was $(33.0) million, or $(0.60) per diluted share, based on 55.1 million weighted average shares outstanding. This compares to a net loss of $(152.7) million, or $(2.78) per diluted share, based on 54.9 million weighted average shares outstanding in 2012.

Balance Sheet

As of December 31, 2013, the Company had cash and restricted cash of approximately $431.3 million, compared to $369.9 million as of December 31, 2012. The Company had an inventory balance of approximately $212.9 million as of December 31, 2013, compared to $212.7 million as of December 31, 2012.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EST on Thursday, March 27, 2014 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Thursday, March 27, 2014) to discuss the results and answer questions from investors. Listeners may access the call by dialing 1-877-870-4263 in the US, and 1-412-317-0790 internationally.

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The call will also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's website at http://www.mzcan.com/us/GSI/irwebsite/index.php?mod=event. Following the live webcast, an online archive will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality, with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

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In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

General Steel Holdings, Inc. Page 7 of 9

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$31,967	$46,467
Restricted cash	399,333	323,420
Notes receivable	60,054	145,502
Restricted notes receivable	395,589	357,900
Loans receivable - related parties	4,540	69,319
Accounts receivable, net	4,078	6,695
Accounts receivable - related parties	2,942	14,966
Other receivables, net	54,716	8,407
Other receivables - related parties	54,106	68,382
Inventories	212,921	212,671
Advances on inventory purchase	44,897	79,715
Advances on inventory purchase - related parties	83,003	46,416
Prepaid expense and other	1,388	450
Prepaid taxes	28,407	24,116
Short-term investment	2,783	2,619
TOTAL CURRENT ASSETS	1,380,724	1,407,045

PLANT AND EQUIPMENT, net	1,271,907	1,167,836

OTHER ASSETS:
Advances on equipment purchase	6,409	6,499
Long-term other receivable	-	43,008
Investment in unconsolidated entities	16,943	1,166
Long-term deferred expense	668	1,062
Intangible assets, net of accumulated amortization	23,707	24,066
TOTAL OTHER ASSETS	47,727	75,801

TOTAL ASSETS	$2,700,358	$2,650,682

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$1,017,830	$983,813
Accounts payable	434,979	352,052
Accounts payable - related parties	235,692	177,432
Short term loans - bank	301,917	147,124
Short term loans - others	62,067	147,323
Short term loans - related parties	126,693	79,557
Current maturities of long-term loans - related party	53,013	54,885
Other payables and accrued liabilities	45,653	54,589
Other payable - related parties	94,079	73,025
Customer deposits	87,860	125,890
Customer deposits - related parties	64,881	21,998
Deposit due to sales representatives	24,343	33,870
Deposit due to sales representatives - related parties	1,997	1,238
Taxes payable	4,628	16,674
Deferred lease income, current	2,187	2,120
Capital lease obligations, current	4,321	-
TOTAL CURRENT LIABILITIES	2,562,140	2,271,590

NON-CURRENT LIABILITIES:
Long-term loans - related party	19,644	38,088
Long-term other payable - related party	-	43,008
Deferred lease income, noncurrent	75,257	75,079
Capital lease obligations, noncurrent	375,019	330,099
Profit sharing liability	162,295	328,827
TOTAL NON-CURRENT LIABILITIES	632,215	815,101

TOTAL LIABILITIES	3,194,355	3,086,691

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of December 31, 2013 and December 31, 2012	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 58,234,688 and 57,269,838 shares issued, 55,762,382 and 54,797,532 shares outstanding as of December 31, 2013 and December 31, 2012, respectively	58	57
Treasury stock, at cost, 2,472,306 shares as of December 31, 2013 and December 31, 2012	(4,199)	(4,199)
Paid-in-capital	106,878	105,714
Statutory reserves	6,243	6,076
Accumulated deficits	(414,798)	(381,782)
Accumulated other comprehensive income	729	10,185
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(305,086)	(263,946)

NONCONTROLLING INTERESTS	(188,911)	(172,063)
TOTAL DEFICIENCY	(493,997)	(436,009)

TOTAL LIABILITIES AND DEFICIENCY	$2,700,358	$2,650,682

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except per share data)

	For the Three months ended December 31,		For the Twelve months ended December 31,
	2013	2012	2013	2012

SALES	$482,218	$525,066	$2,016,548	$1,966,391

SALES - RELATED PARTIES	66,492	198,378	447,199	897,202
TOTAL SALES	548,710	723,444	2,463,747	2,863,593

COST OF GOODS SOLD	511,741	504,204	2,062,570	1,930,793

COST OF GOODS SOLD - RELATED PARTIES	69,669	207,199	457,115	900,681
TOTAL COST OF GOODS SOLD	581,410	711,403	2,519,685	2,831,474

GROSS (LOSS) PROFIT	(32,700)	12,041	(55,938)	32,119

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(24,762)	(43,529)	(84,226)	(105,077)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	66,692	(22,499)	174,569	(22,499)

INCOME (LOSS) FROM OPERATIONS	9,230	(53,987)	34,405	(95,457)

OTHER INCOME (EXPENSE)
Interest income	2,557	2,020	11,214	15,059
Finance/interest expense	(10,523)	(14,814)	(91,878)	(153,743)
Change in fair value of derivative liabilities	-	57	1	9
Gain (loss) on disposal of equipment and intangible assets	311	(2,311)	424	(2,134)
Government grant	4,216	2,253	4,216	2,253
Income from equity investments	66	137	203	217
Foreign currency transaction gain (loss)	946	(79)	1,394	(1,248)
Lease income	545	531	2,158	2,119
Gain on deconsolidation of a subsidiary	1,011	-	1,011	-
Payment for public highway construction	(6,462)		(6,462)
Other non-operating income (expense), net	(516)	(1,533)	1,043	1,783
Other expense, net	(7,849)	(13,739)	(76,676)	(135,685)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	1,381	(67,726)	(42,271)	(231,142)

PROVISION FOR INCOME TAXES
Current	153	117	354	627
Deferred	-	-	-	169
Provision for income taxes	153	117	354	796

NET INCOME (LOSS)	1,228	(67,843)	(42,625)	(231,938)

Less: Net income (loss) attributable to noncontrolling interest	1,330	(17,905)	(9,609)	(79,241)

NET LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(102)	$(49,938)	$(33,016)	$(152,697)

NET INCOME (LOSS)	$1,228	$(67,843)	$(42,625)	$(231,938)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(2,142)	(167)	(14,425)	(744)

COMPREHENSIVE LOSS	(914)	(68,010)	(57,050)	(232,682)

Less: Comprehensive loss attributable to noncontrolling interest	401	(18,249)	(15,107)	(79,970)

COMPREHENSIVE LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(1,315)	$(49,761)	$(41,943)	$(152,712)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	55,570	54,871	55,126	54,867

LOSS PER SHARE
Basic and Diluted	$(0.002)	$(0.91)	$(0.60)	$(2.78)

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Twelve months ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,625)	$(231,938)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:

Depreciation, amortization and depletion	89,048	83,931
Impairment of plant and equipment	-	20,173
Change in fair value of derivative liabilities	(1)	(9)
(Gain) loss on disposal of equipment and intangible assets	(424)	2,134
Provision for doubtful accounts	(677)	(157)
Reservation of mine maintenance fee	327	37
Stock issued for services and compensation	1,165	918
Amortization of deferred financing cost on capital lease	20,799	20,623
Income from equity investments	(203)	(217)
Foreign currency transaction (gain) loss	(1,394)	1,248
Gain on deconsolidation of a subsidiary	(1,011)	-
Deferred tax assets	-	169
Deferred lease income	(2,158)	(2,119)
Changes in fair value of profit sharing liability	(174,569)	22,499
Changes in operating assets and liabilities
Notes receivable	25,555	(53,946)
Accounts receivable	1,281	6,694
Accounts receivable - related parties	12,161	5,835
Other receivables	(1,116)	7,221
Other receivables - related parties	(48,017)	1,820
Inventories	(40,632)	86,635
Advances on inventory purchases	25,414	(18,677)
Advances on inventory purchases - related parties	(145,686)	(69,573)
Prepaid expense and other	(916)	(83)
Long-term deferred expense	422	(424)
Prepaid taxes	(3,485)	320
Accounts payable	23,760	(35,719)
Accounts payable - related parties	113,034	90,833
Other payables and accrued liabilities	(10,508)	14,138
Other payables - related parties	8,332	49,991
Customer deposits	(41,069)	34,410
Customer deposits - related parties	41,636	(46,960)
Taxes payable	(12,367)	4,957
Net cash used in operating activities	(163,924)	(5,236)
CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(64,860)	78,826
Loans to related parties	(200)	(69,299)
Repayments from related parties	1,660	-
Cash proceeds from (made to) short term investment	(81)	317
Cash proceeds from sales of equipment and intangible assets	160	337
Long-term other receivable	-	(42,994)
Equipment purchase and intangible assets	(43,355)	(27,976)
Cash proceeds from sale of equity ownership	13,619	-
Effect on cash due to deconsolidation of a subsidiary	(12,735)	(2,975)
Net cash used in investing activities	(105,792)	(63,764)

CASH FLOWS FINANCING ACTIVITIES:
Capital contributed by noncontrolling interest	18,028	-
Payments made for treasury stock acquired	-	(1,404)
Notes receivable - restricted	(26,066)	232,218
Borrowings on short term notes payable	1,913,987	1,923,584
Payments on short term notes payable	(1,911,006)	(2,064,571)
Borrowings on short term loans - bank	371,685	260,611
Payments on short term loans - bank	(222,104)	(371,241)
Borrowings on short term loan - others	69,632	184,890
Payments on short term loans - others	(72,989)	(284,242)
Borrowings on short term loan - related parties	393,833	356,989
Payments on short term loans - related parties	(248,119)	(297,718)
Deposits due to sales representatives	(10,455)	10,743
Deposit due to sales representatives - related parties	711	286
Payments on current maturities of long-term loans - related party	(22,940)	-
Principal payment under capital lease obligation	(218)	-
Long-term other payable - related party	-	42,994
Net cash provided by (used in) financing activities	253,979	(6,861)
EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,237	2,312
DECREASE IN CASH	(14,500)	(73,549)
CASH, beginning of period	46,467	120,016

CASH, end of period	$31,967	$46,467